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                                                             EXHIBIT NO. 99.1(h)

                            MFS/SUN LIFE SERIES TRUST

                             ZERO COUPON SERIES 2000

         Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust dated December 29, 1997, as amended (the "Declaration"), of MFS/Sun Life Series Trust, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby certify that the Zero Coupon Series 2000, a series of the Trust, has been terminated.

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         IN WITNESS WHEREOF, the undersigned have executed this certificate this
16th day of November, 2000.


SAMUEL ADAMS                                  DAVID D. HORN
--------------------------                    --------------------------
Samuel Adams                                  David D. Horn
23 University Lane                            Strong Road
Manchester, MA  01944                         New Vineyard, ME  04956


                                              DERWYN F. PHILLIPS
--------------------------                    --------------------------
J. Kermit Birchfield                          Derwyn F. Phillips
33 Way Road                                   22 Cliff Street
Gloucester, MA  01930                         Marblehead, MA  01945


WILLIAM R. GUTOW
--------------------------
William R. Gutow
3 Rue Dulac
Dallas, TX  75230